UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2011

EDEN ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-31503
(Commission File Number)

98-0199981
(IRS Employer Identification No.)

Suite 1660 – 1055 West Hastings Street, Vancouver, British Columbia V6E 2E9
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 604.568.4700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed, on October 2, 2009 we entered into a loan agreement with D. Sharpe Management Inc. (DSMI), a company owned and controlled by our President and Director. Pursuant to the loan agreement, we have borrowed the principal sum of US$1,000,000 (the “Loan”).

On October 14, 2010 we disclosed that we had entered into an amendment to the loan agreement with DSMI, extending the due date for the Loan to April 5, 2011.

On April 1, 2011, we entered into an amending agreement with DSMI, wherein the Loan has been further extended to May 5, 2011. All other terms of the loan agreement remain unchanged. We have been advised by the lender that additional extensions shall not be provided and that upon the Loan becoming due on May 5, 2011, if we are not capable of repayment, the intention will be to realize on the Loan’s security, consisting of our current assets. As a result, our intention is to establish an independent committee of the board to investigate alternative financing or asset sale arrangements such that more favorable terms might be obtained.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 4, 2011, Drew Bonnell resigned as an officer and director of our company.

Our board of directors now consists of Donald Sharpe, John Martin and Ralph Stensaker.

Item 9.01	Financial Statements and Exhibits

10.1	Amending Agreement between Eden Energy Corp. and D. Sharpe Management Inc., dated effective April 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDEN ENERGY CORP.

/s/ Ralph Stensaker
Ralph Stensaker
Director

Date: April 12, 2011